UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]	Definitive Information Statement

GEORGIA EXPLORATION, INC.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

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	(5)	Total fee paid:
[ ]	Fee paid previously with preliminary materials
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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______________________________________________________________________________

  GEORGIA EXPLORATION, INC.

4801 WOODWAY DRIVE, SUITE 306W

HOUSTON, TEXAS 77056

Dear Stockholders:

On January 29, 2007, our board of directors adopted a resolution amending the Articles of Incorporation to change our corporate name to Gulf Western Petroleum Corporation.  The proposed name change was approved by the holders of a majority of our common stock by consent resolution dated January 29, 2007, and is expected to be effective on or about March 7, 2007.  The name change is being undertaken by us to reflect the shift in our business focus to oil and gas exploration and extraction.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you.  The accompanying information statement is furnished only to inform our stockholders of the actions described above before they take place in accordance with Rule 14c-2 of the Securities Exchange Act of 1934.  This Information Statement is being mailed on or about February 15, 2007 to stockholders of record as at January 29, 2007.

Bassam Nastat, President

GEORGIA EXPLORATION, INC.

INFORMATION STATEMENT REGARDING ACTION TO BE TAKEN BY WRITTEN CONSENT OF MAJORITY STOCKHOLDERS IN LIEU OF MEETING

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

This Information Statement is being mailed on or about February 15, 2007 to stockholders of record as at January 29, 2007, and is being delivered to inform you of the corporate actions described herein before they take effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934.  No dissenter’s rights are afforded to our stockholders under Nevada law in connection with the corporate actions described below.

The cost of furnishing this Information Statement will be borne by us.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement is being mailed or furnished to our stockholders in connection with the authorization of the corporate action described below as adopted by our Board of Directors by written consent resolution dated January 29, 2007 and the subsequent approval of such corporate action by the written consent resolution dated January 29, 2007 signed by stockholders holding in the aggregate 30,000,000 shares of our common stock representing 71.43% of the common stock outstanding on such date.  Accordingly, all necessary corporate approvals in connection with the matters referred to herein have been obtained and this Information Statement is furnished solely for the purpose of informing the stockholders of the Company, in the manner required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of this corporate action before it takes effect.

This Information Statement is first being mailed or furnished to our stockholders on or about February 15, 2007, and the transaction described herein shall not become effective until the 20th day thereafter.

ACTION BY BOARD OF DIRECTORS AND CONSENTING STOCKHOLDERS

On January 29, 2007, our Board of Directors adopted a resolution to amend our Articles of Incorporation approving the change of our corporate name to Gulf Western Petroleum Corporation and proposing that this resolution be submitted for a vote to the stockholders of the Company.  The form of the Certificate of Amendment to the Articles of Incorporation is attached hereto as Exhibit A.

The action taken by the Board of Directors was subsequently adopted by stockholders entitled to vote a majority of our common stock outstanding as at January 29, 2007, by way of written consent in the form attached hereto as Exhibit B.

The name change is being undertaken by us to reflect the shift in our business focus to oil and gas exploration and extraction.

DISSENTER’S RIGHT OF APPRAISAL

Under Nevada law stockholders are not entitled to dissenter’s rights of appraisal with respect to the proposed name change.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of January 29, 2007, there were 42,000,000 shares of common stock of the Company issued and outstanding.  Each holder of common stock is entitled to one vote for each share held by such holder.

Stockholders holding in the aggregate 30,000,000 shares of common stock or 71.43% of the common stock outstanding on the record date, approved the amendment of the Company’s Articles of Incorporation to change its name to Gulf Western Petroleum Corporation.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock by (i) each person who, to our knowledge, beneficially owns more than 5% of our common stock; (ii) each of our directors and executive officers; and (iii) all of our executive officers and directors as a group.

Title of Class	Number and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership[5]	Percent of Class
Common Stock	Sokhie Puar[1] Surrey, British Columbia,	0	0%
Common Stock	Bijay Singh[1] Surrey, British Columbia,	0	0%
Common Stock	W. Milton Cox[2] Olive Branch, Mississippi	15,000,000	35.71%
Common Stock	Bassam Nastat[3] Mississauga, Ontario	7,500,000	17.86%
Common Stock	Donald L. Sytsma[4] Houston, Texas	7,500,000	17.86%
Common Stock	CodeAmerica Investments LLC[2] 6300 Germantown Rd., Suite 100 Olive Branch, MS 38654	15,000,000	35.71%
Common Stock	Harbour Encap LLC[4] 514 W. Jefferson Street Culver, IN 46511	7,500,000	17.86%
Common Stock	All Executive Officers and Directors as a Group	30,000,000	71.43%

(1)

Sokhie Puar and Bijay Singh resigned as directors of the Company on January 8, 2007.

(2)

W. Milton Cox is the managing member of CodeAmerica Investments, LLC, the holder of record of these shares and is the beneficial owner of these shares.  W. Milton Cox is a director and our Chief Executive Officer and Chairman.

(3)

Bassam Nastat is our company’s President.

(4)

Donald L. Sytsma  is the managing member of Harbour EnCap, LLC, the holder of record of these shares, and is the beneficial owner of these shares.  Donald L. Sytsma is a director and our Corporate Secretary, Treasurer, and Chief Financial Officer.

(5)

Beneficial ownership is calculated based on 42,000,000 shares of common stock issued and outstanding as of January 29, 2007. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act.

Change in Control

We incorporate by reference the Change of Control section of our Schedule 14F-1 filed with the Securities and Exchange Commission on December 29, 2006 (File No. 005-82308 ).

AMENDMENT OF CHARTER, BYLAWS OR OTHER DOCUMENTS

Pursuant to Rule 14c-2 under the Exchange Act, the amendment to our Articles of Incorporation to change our corporate name to Gulf Western Petroleum Corporation will not be effected until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the stockholders.  We anticipate that the Certificate of Amendment will be filed on or about the close of business on March 7, 2007 however we cannot guarantee that this date will be met.

VOTING PROCEDURES

Pursuant to Nevada corporate laws, the affirmative vote of the holders of a majority of our outstanding voting stock is sufficient to amend our Articles of Incorporation, which vote was obtained by majority written consent of the holders of the issued and outstanding shares of our common stock on January 29, 2007.  As a result, the amended Articles of Incorporation were approved and no further votes will be needed.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the amendment of our Articles of Incorporation to change our name to Gulf Western Petroleum Corporation.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We file reports and other information with the SEC.  Certain of our SEC filings are available over the Internet at the SEC’s EDGAR archives at http://www.sec.gov.

Unless we have received contrary instructions from a stockholder, we are delivering only one Information Statement to multiple stockholders sharing an address.  We will, upon request, promptly deliver a separate copy of this Information Statement to a stockholder who shares an address with another stockholder.  A stockholder who wishes to receive a separate copy of the Information Statement, may make such a request in writing to Donald L. Sytsma, 4801 Woodway Drive, suite 306W Houston, Texas 77056 or by calling us at (713) 355-7001.

For the Board of Directors,

Bassam Nastat, President

Houston, Texas

February 12, 2007

EXHIBIT A

[SEAL] ROSS MILLER

Secretary of State

204 North Carson Street, Ste 1

Carson City, Nevada 89701-4299

(775) 884-6708

website: secretaryofstate.biz

Certificate of Amendment

(Pursuant to NRS 78.385 and 78.390)

USE BLACK INK ONLY-DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.

Name of corporation:

Georgia Exploration, Inc.

2.

The articles have been amended as follows (provide article numbers, if available):

The name of the corporation has been changed to Gulf Western Petroleum Corporation.

3.

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by  the provisions of the articles of incorporation have voted in favour of the amendment is:    71.43%*

4.

Effective date of filing (optional):

5.

Officer Signature (required):  /s/ Bassam Nastat

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting owner of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by the appropriate fees.  See attached fee schedule Nevada Secretary of State AM 78.385 Amend 2003

 EXHIBIT B

GEORGIA EXPLORATION, INC.

(the "Company")

CONSENT RESOLUTIONS OF STOCKHOLDERS

Pursuant to the provisions of Section 78.320 of the Nevada Revised Statutes, and in lieu of a special meeting of the shareholders of the Company, we the undersigned holding by ownership or proxy a majority of the voting power of the stockholders of the Company, do hereby consent to and approve in writing the following resolutions being passed as of the 29th  day of January, 2007.

WHEREAS:

A.

A written consent of the directors of the Company, dated January 29th, 2007, declared the advisability of adopting an amendment to the Company’s Articles of Incorporation to change the name of the Company to Gulf Western Petroleum Corporation;

B.

The Articles of Incorporation and the Nevada Revised Statutes require a simple majority vote of the stockholders to adopt an amendment to the Articles of Incorporation; and

C.

The total issued and outstanding shares of the Company as of January 29th, 2007 is forty-two million (42,000,000) shares.

BE IT RESOLVED that the stockholders hereby adopt the amendment to the Company’s Articles of Incorporation changing the name of the Company to Gulf Western Petroleum Corporation.

Each undersigned stockholders hereby waives notice in connection with this resolution and the matters considered, authorized, and approved herein.  These resolutions may be signed by the stockholders in any number of counterparts, and may be delivered by facsimile, each of which when delivered shall be deemed to be an original and all of which together shall constitute one instrument.

CodeAmerica Investments LLC

Per: /s/ Wm. Milton Cox

Wm. Milton Cox

Number of Shares: 15,000,000

Managing Member

/s/ Bassam Nastat

Number of Shares: 7,500,000

Bassam Nastat

Harbour EnCap LLC

Per: /s/ Donald L. Sytsma

Number of Shares: 7,500,000

Donald L. Sytsma

Managing Member